UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 June 4, 2020

 Date of Report (Date of earliest event reported)

Friendable, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

 (Address of principal executive offices) (Zip Code)

(855) 473-7473

 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2020 Friendable Inc. (the “Company”) and Eclectic Artists entered into a Partner Agreement and Stock Subscription Agreement. Pursuant to the Partner Agreement Eclectic Artists LLC (“EArtists”) whereby EArtists will engage musical artists and other talent to engage on the Company’s FanPass platform, providing live streaming events available through the FanPass mobile application. In exchange for bring artists to the FanPass platform, EArtitsts will receive 5% of net revenue and 118 Series A Preferred Shares. Concurrent with the issuance of the Series A Shares to EArtists, Robert Rositano, Jr., the Company’s CEO and Dean Rositano, the Company’s president, will return an aggregate of 118 Series A Preferred shares for no additional dilution to the Company for this partnership transaction.

The forgoing description is qualified in its entirety by reference to the Partner Agreement filed herewith as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

In accordance with the Partner Agreement described in Item 101 the Company issued 118 shares of Series A Preferred Stock to Eclectic Artists LLC pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Partner Agreement
10.2	Stock Purchase Agreement Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: June 10, 2020	By:	/s/ Robert Rositan Jr.
Robert Rositano

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